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                         [FENWICK & WEST LLP LETTERHEAD]


                                                                    EXHIBIT 5.01

                                  June 22, 1999


At Home Corporation
425 Broadway Street
Redwood City, California 94063

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 14, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (a) an aggregate of up to 5,724,700 shares of your Series A Common Stock (the "Stock"), subject to issuance by you upon the conversion of $437,000,000 aggregate principal amount of your convertible subordinated debentures due 2018 (the "Debentures"), which Debentures are convertible into Stock at a conversion rate of 13.10 shares of Stock per $1,000 principal amount of Debentures, subject to adjustment in certain circumstances, and (b) the Debentures. All of the Stock and Debentures may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only by certain selling securityholders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "Selling Securityholders").

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form 8-A filed with the Commission on June 13, 1997 (File No. 000-22697), together with the order of effectiveness issued by the Commission therefor on July 11, 1997;

        (2) your Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

        (3) your Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        (4) your Current Reports on Form 8-K filed with the Commission on January 14, 1999, January 21, 1999, January 21, 1999, February 19, 1999, April 8, 1999 and June 14, 1999, and your amended Current Report on Form 8-K filed with the Commission on February 19, 1999;


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        (5)     the Registration Statement, together with the exhibits filed as a part thereof;

        (6) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

        (7) the Nasdaq National Market Notification Form for Listing of Additional Shares prepared in connection with the conversion of the Debentures;

        (8) the Purchase Agreement and Indenture under which the Selling Securityholders acquired the Stock to be sold by them as described in the Registration Statement;

        (9) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws, each of which are listed as exhibits to the Registration Statement;

        (10) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

        (11) summary reports from you confirming the number of shares of your capital stock outstanding as of June 21, 1999 and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of June 21, 1999;

        (12) oral verification from your transfer agent of the number of outstanding shares of your common stock as of June 21, 1999;

        (13) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

        (14) the opinion of Winthrop, Stimson, Putnam & Roberts (the "Winthrop Opinion") of even date herewith with respect to matters governed by the laws of the State of New York.

        We have confirmed your eligibility to use Form S-3. Also, by telephone call to the offices of the Commission, we have confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and


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delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law. In rendering the opinion expressed in clause (i)(B) below relating to matters governed by the laws of the State of New York, we have relyed solely on the Winthrop Opinion.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the prospectus and the applicable prospectus supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

        Based upon the foregoing, it is our opinion that (i) the Debentures are
(A) validly issued and (B) are binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation, the availability or unavailability of equitable remedies, and by an implied covenant of good faith and fair dealing, and the effect of California and federal laws relating to usury or permissible rates of interest for loans, forebearances or the use of money), and (ii) upon completion of the proceedings being taken or contemplated by you and upon conversion of the Debentures, the 5,724,700 shares of Stock that may be sold by the Selling Securityholders


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pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            By: /s/ DAVID K. MICHAELS
                                               ----------------------------
                                               David K. Michaels, a Partner